Exhibit 10.1

WAIVER TO
REVOLVING CREDIT AGREEMENT

WAIVER, dated as of August 15, 2014 (this “Waiver”) to the Revolving Credit Agreement dated as of December 22, 2010 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), among American Media, Inc. (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the lenders from time to time party thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
WHEREAS, the Borrower has informed the Administrative Agent and each Lender party hereto that the Borrower has failed to furnish to the Administrative Agent (i) (A) the financial statements, reports and other documents as required under Section 5.01(a) of the Credit Agreement with respect to the fiscal year of the Borrower ended March 31, 2014 (B) and the related deliverables required under Sections 5.01(c) and 5.03(b) of the Credit Agreement (collectively, the “Annual Deliverables Default”) and (ii) (A) the financial statements, reports and other documents as required under Section 5.01(b) of the Credit Agreement with respect to the fiscal quarter of the Borrower ended June 30, 2014 and (B) the related deliverables required under Sections 5.01(c) of the Credit Agreement (collectively, the “Quarterly Deliverables Default” and, together with the Annual Deliverables Default, the “Specified Defaults”).
WHEREAS, the Borrower has informed the Administrative Agent and each Lender that the Borrower has entered into a non-binding letter of intent (the “Letter of Intent”) with certain investors of the Borrower (collectively, the “Investors”) with terms as set forth in the Form 8-K filed with the SEC on July 9, 2014, pursuant to which (i) the Investors will acquire 100% of the issued and outstanding common stock of the Borrower through a merger (the “Merger”) and (ii) the Loan Parties and the Investors or their affiliates will enter into other transactions contemplated by the Letter of Intent (together with the Merger, the “Transactions”); and
WHEREAS, upon Borrower’s request, the Required Lenders have agreed subject to the terms and conditions set forth herein, to waive the Specified Defaults during the Waiver Period (as hereinafter defined).
NOW, THEREFORE, the parties hereto hereby agree as follows:
Section 1.Limited Waiver.

(a)As of the Waiver Effective Date (as hereinafter defined), the Required Lenders hereby waive the Specified Defaults until the expiration of the Waiver Period. As used herein, the term “Waiver Period” shall mean the period commencing on the Waiver Effective Date and (i) with respect to the Annual Deliverables Default, expiring on the earlier of (A) August 22, 2014 and (B) immediately prior to the consummation of the Merger and (ii) with respect to the Quarterly Deliverables Default, expiring on August 22, 2014.

(b)Upon the expiration of the Waiver Period, the agreement of the Required Lenders hereunder to waive the Specified Defaults shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which the Borrower and each other Loan Party hereby waives.

Section 2.Counterparts.

This Waiver may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Waiver by telecopy or electronic transmission (including in .pdf or similar format) shall be effective as delivery of a manually executed counterpart of this Waiver.
Section 3.Applicable Law.

THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 4.Headings.

Section headings herein and in the Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Waiver or any Loan Document.
Section 5.Effect of Waiver.

On and after the Waiver Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Waiver. The Credit Agreement and each of the other Loan Documents, as supplemented by this Waiver, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as expressly set forth herein, this Waiver shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. For purposes of this Waiver, “Waiver Effective Date” shall mean the date upon with this Waiver has been signed by the Borrower and the Required Lenders.

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the date first above written.

AMERICAN MEDIA, INC., as Borrower

By:	/s/ Christopher Polimeni
Name: Christopher Polimeni
Title: Executive Vice President, Chief Financial Officer and Treasurer

SIGNATURE PAGE TO WAIVER DATED AS OF August 15, 2014, AMONG AMERICAN MEDIA, INC. AND THE LENDERS PARTY HERETO

Lender Name:
JPMorgan Chase Bank, N.A.

By:	/s/ Douglas A. Kravitz
Name: Douglas A. Kravitz
Title: Vice President

SIGNATURE PAGE TO WAIVER DATED AS OF August 15, 2014, AMONG AMERICAN MEDIA, INC. AND THE LENDERS PARTY HERETO

Lender Name:
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory

By:	/s/ Lingzi Huang
Name: Lingzi Huang
Title: Authorized Signatory